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                                                                Exhibit 21

                             MARSHALL & ILSLEY CORPORATION

                                     SUBSIDIARIES

                                   February 28, 1995


M&I Bank of Antigo                       M&I Lake Country Bank
M&I Bank of Beloit                       M&I Lancaster State Bank
M&I Bank of Burlington                   M&I Madison Bank
M&I Bank of Cambridge                    M&I Marshall & Ilsley Bank
M&I Bank of Eagle River                  M&I Merchants Bank
M&I Bank Fox Valley                      M&I Mid-State Bank, N.A.
M&I Bank of Janesville                   M&I National Bank of Ashland
M&I Bank of LaCrosse                     M&I National Bank of Neillsville
M&I Bank of Mayville                     M&I Northern Bank
M&I Bank of Menomonee Falls              M&I South Shore Bank
M&I Bank of Mosinee                      M&I Thunderbird Bank
M&I Bank Northeast                       M&I Bank S.S.B.
M&I Bank of Oshkosh                      M&I Bank Support Services
M&I Bank of Racine                       M&I Capital Markets Group, Inc.
M&I Bank of Shawano, N.A.                M&I Financial Corp.
M&I Bank South Central                   M&I First National Leasing Corp.
M&I Bank Southwest                       M&I Insurance Company of Arizona, Inc.
M&I Central Bank & Trust                 M&I Investment Management Corp.
M&I Central State Bank                   M&I Marshall & Ilsley Trust Company of
                                         Arizona
M&I Citizens American Bank               M&I Mortgage Corp.
M&I Community State Bank                 M&I Servicing Corp.
M&I First American National Bank         Community Life Insurance Company
M&I First National Bank                  Marshall & Ilsley Trust Company
M&I First National Bank of Superior      Marshall & Ilsley Trust Company of
                                         Florida
Valley First National Bank (inactive)    Richter-Schroeder Company, Inc.
M&I Western State Bank (inactive)


(Each subsidiary was incorporated in Wisconsin, except the M&I Marshall & Ilsley Trust Company of Arizona, M&I Insurance Company of Arizona, Inc., M&I Thunderbird Bank, and Community Life Insurance Company, incorporated in Arizona; the Marshall & Ilsley Trust Company of Florida, incorporated in Florida; M&I Servicing Corp., incorporated in Nevada; M&I Bank of Shawano, N.A., M&I First American National Bank, M&I First National Bank, M&I First National Bank of Superior, M&I Mid-State Bank, N.A., M&I National Bank of Ashland, M&I National Bank of Neillsville and Valley First National Bank (inactive) organized as national banking associations; M&I Bank S.S.B., organized as a savings association.)